Exhibit 10.4

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

SECTION B – SUPPLIES OR SERVICES AND PRICES/COSTS
ITEM	SUPPLIES/SERVICES	QTY/UNIT	UNIT PRICE	EXTENDED PRICE
0002-02	BioThrax [**] product BioThrax [**] product [**] upon date of delivery [**] Corresponds to Line Item 0002B in contract. To be delivered in accordance with the delivery schedule below	[**] Doses	$[**]	$[**]
Line(s) Of Accounting: 939ZTGA 2642 2012 75-X-0956 5664711101 $[**]
Option 1 Option for Additional Items:
ITEM	SUPPLIES/SERVICES	QTY/UNIT	UNIT PRICE	EXTENDED PRICE
0002-02	BioThrax [**] product BioThrax [**] product [**] upon date of delivery [**] To be delivered in accordance with the delivery schedule below	[**] Doses	$[**]	$[**]
Line(s) Of Accounting: 939ZTGA 2642 2012 75-X-0956 5664711101 [**]
The purpose of this modification is to transfer funds between CLINS, modify the product doses as described and incorporate these in scope changes to contract #200-2011-42084.
A.	The contract funded amount for CLIN 0002 is decreased by $[**] from $[**] to $[**]. CLIN0002 is reduced in quantity from [**] product doses to [**] product doses.
As a result:
1.	CLIN 0002- 02 is is funded in the amount of $[**] for [**] product doses.
2.	Section C.2 Delivery Schedule and section F.3.1 are revised as follows:

Product
CLIN	Price per Dose	Doses	$	Delivery Period
0001	[**]	[**]	[**]	October 1, 2011 to December 31, 2012
0002	[**]	[**]	[**]	January 1, 2013 to November 30, 2013
0002-02	[**]	[**]	[**]	January 1, 2013 to November 30, 2014
0003	[**]	[**]	[**]	December 1, 2013 to November 30, 2014
0004	[**]	[**]	[**]	December 1, 2014 to October 31, 2015
0005	[**]	[**]	[**]	November 1, 2015 to September 30, 2016
Total		44,750,000	$1,234,775,641.30

Consider all other terms and conditions of the contract unchanged and in full force and effect.